Exhibit (c)(4)

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Privileged and Confidential

Prepared at the Request of Counsel

Project Veritas Discussion Materials

September 8, 2009

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SOL TAKE PRIVATE KEY CONSIDERATIONS

Privileged and Confidential

Prepared at the Request of Counsel

Transaction Certainty? If executed without support of Special Committee through a “Pure Resources” public tender, 90% shareholder acceptance threshold for certainty

If executed with support of Special Committee through a merger, lower threshold for certainty

50.1% vote if no “Majority of Minority” provision included (i.e. 100% certainty given Hortus ownership)– 88% if “Majority of Minority” provision included

Regulatory

REDACTED FOR PRIVILEGEREDACTED FOR PRIVILEGEREDACTED FOR PRIVILEGE

Sol Special Committee Issues

Historical expectation that Special Committee and advisors wouldbe unrealistic in price expectations? REDACTED FOR PRIVILEGE

Recommendation from Special Committee may enhance ability to obtain desired 90% in tender offer

Management Cooperation

Management could potentially cause issues with the transaction? The Master Contribution and Support agreement restricts management from converting BCE non-voting stock and triggering issuance of Sol shares to Ignis under Shared Services Agreement

Hortus Open Market Purchase of Sol Shares

Limited trading volume in Sol stock? No strategic advantage to increasing stake in an incremental way? REDACTED FOR PRIVILEGE

Funding Requirements

Current assumption that Hortus will fund Sol take private without participation from major voting shareholders or BCE– potential to pay down funding using pro forma cash on hand

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Sol Take-Private – Alternatives Comparison Summary

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Privileged and ConfidentialPrepared at the Request of Counsel

Sol Take-Private—Recommended Steps

Based on outcome of exploratory conversation with Special Committee and management, determine the order and timing of steps 1a and 1b

As appropriate, engage in further dialogue/negotiate with Special Committee/advisors and attempt to obtain recommendation for transaction

Determine price expectations and expected timing for response ? Special Committee view on requirement for “Majority of the Minority”provision ? REDACTED FOR PRIVILEGE

Privately approach major third party shareholders to gain support for a sale at small premium to market

Deliver strong message that alternatives are to accept offer or wait until Sol debt becomes cash pay next year? Individual shareholders may perceive opportunity for “hold-up” value– communication needs to be well coordinated

Launch public tender offer to acquire 100% of outstanding shares

o be followed by short or long form merger if negotiated with Special Committee or short form merger if “Pure Resources” method pursued? Potential to launch tender prior to regulatory approval? Potentially approach BCE prior to launch

Squeeze-out minority shareholders if 90% of voting shares are acquired in tender offer

If negotiated with Special Committee and “Majority of Minority” required, pursue long form merger if only 88% acquired (50% requirement if no “Majority of Minority”)

Finalize short or long form merger

Regulatory approvals prior to completion of transaction (assuming tender conditional on regulatory approval)? Potential to pay down funding from Sol balance sheet cash immediately after transaction closing– depending on operating cash requirements

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Prepared at the Request of Counsel

Sol Take-Private – Mechanics and Timing

Timing Post

Agreement / Launch1

90% Short Form Filing of Articles of Merger Acquisition

5 Weeks Merger Completed Majority of Tender Offe

r the Minority <90% Long Form >87.7% Vote Acquisition

3–

4 Months Merger of All Shareholders Completed (but more

Negotiate with than 87.7%) the Special Committee

NO Majority File 14(c) Filing of Articles of Merger

>50% Vote Acquisition 2–3 Months of the Information of All Shareholders Completed Minority Statement

90% Short Form Filing of Articles of Merger Acquisition

5 Weeks Merger Completed “Pure Resources” Tender Offer

Extend >90% Vote Acquisition Tender Offer/ 5 weeks – ?

<90% of All Shareholders Completed Increase Price

Notes:

1 Excluding time to approach and negotiate with Special Committee and/or Sol key shareholders

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APPENDIX A

Additional Materials

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Sol Pro Forma Ownership

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Prepared at the Request of Counsel

Hortus control of 75% of Sol post exercise of its “in the money” warrants and conversion of its non-voting to voting shares

Non-Voting to Voting Total Voting Total Economic

Non-Voting Voting Conversion Adjustments With Conversion Shares

Shares Shares(%) Shares(%) Shares(%) Shares(%)¹

Hortus Share Ownership 29,946,362 23,452,480 48.0% 9,365,422 1.6% 32,817,902 49.6% 53,398,842 38.8%

Shares Held in Escrow

Apollo 442,825 0.9% 442,825 0.7%

Wells Fargo 7,906,737 1,634,708 3.3% 9,541,445 14.4%

Total Common Stock 7,906,737 2,077,533 4.3% 10.8% 9,984,270 15.1% 9,984,270 7.3%

Total Common Stock Control 37,853,099 25,530,013 52.2% 9,365,422 12.5% 42,802,172 64.7% 63,383,112 46.1%

Warrants2,3

Total Warrants 28,750,000 37.0% 28,750,000 30.3% 28,750,000 20.9%

Total Control (Including Warrants) 37,853,099 54,280,013 69.9% 71,552,172 75.4% 92,133,112 67.0%

Other Shareholders 22,105,400 23,335,440 30.1% 23,335,440 24.6% 45,440,840 33.0%

Fully Diluted Shares Outstanding 59,958,499 77,615,453 100.0% 94,887,612 100.0% 137,573,952 100.0%

Source: Sol management presentation

Notes:

1 Represents ownership of fully diluted shares outstanding

2 The warrants may be exercised for voting or non-voting shares

3 Exclusive of ten-year warrants to purchase 9.1 million shares of the Company’s common stock, with an exercise price of $10 per share

Potential further dilution from existing agreements

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Analysis of Other Significant Sol Shareholders

Privileged and Confidential

Prepared at the Request of Counsel

Possible for Hortus to obtain >90% of Sol shares without Columbia Capital

Voting

Voting(post- Voting Non-

(Current) Voting Conv)(post- Voting Equity Value

Shares(Current) Shares Conv) Shares Total Shares($mm)

(000s)(%)(000s)(%)(000s)(000s)(%) Current ² $3.50 $4.00 $4.50 $5.00

Total Hortus Control (with Warrants)1 54,280 69.9% 71,552 75.4% 92,133 67.0% $294.8 $322.5 $368.5 $414.6 $460.7

BCE———22,105 22,105 16.1% 70.7 77.4 88.4 99.5 110.5

Solus 4,750 6.1% 4,750 5.0%—4,750 3.5% 15.2 16.6 19.0 21.4 23.8

Bay Harbour 3,055 3.9% 3,055 3.2%—3,055 2.2% 9.8 10.7 12.2 13.7 15.3

Och Ziff 2,228 2.9% 2,228 2.3%—2,228 1.6% 7.1 7.8 8.9 10.0 11.1

Cumulative Public Potentially Friendly

Shareholders 10,032 12.9% 10,032 10.6% 32,138 23.4% 102.8 112.5 128.6 144.6 160.7

Total Hortus and Potential Partners 64,312 82.9% 81,585 86.0% 124,271 90.3% $397.7 $434.9 $497.1 $559.2 $621.4

Columbia Capital 5,553 7.2% 5,553 5.9%—5,553 4.0% 17.8 19.4 22.2 25.0 27.8

Alexander Good 936 1.2% 936 1.0%—936 0.7% 3.0 3.3 3.7 4.2 4.7

George Hayward 625 0.8% 625 0.7%—625 0.5% 2.0 2.2 2.5 2.8 3.1

Millenium 350 0.5% 350 0.4%—350 0.3% 1.1 1.2 1.4 1.6 1.8

Scott Macleod 557 0.7% 557 0.6%—557 0.4% 1.8 1.9 2.2 2.5 2.8

Tudor 320 0.4% 320 0.3%—320 0.2% 1.0 1.1 1.3 1.4 1.6

Other Shareholders 4,963 6.4% 4,963 5.2%—4,963 3.6% 15.9 17.4 19.9 22.3 24.8

Total Non Hortus Ownership 23,335 30.1% 23,335 24.6% 22,105 45,441 33.0% $145.4 $159.0 $181.8 $204.5 $227.2

Total Shares Outstanding 77,615 94,888 137,574 100.0% 440.2 481.5 550.3 619.1 687.9

Source: Sol management presentation, Proxy filing

Notes:

1 Inclusive of Sol shares held by Hortus directly and in Escrow

2 Based on Sol share price of $3 20 at closing on 08-28-2009

Funding requirement in the range of $160-227mm at a potential purchase price of $3.50-5.00

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Sol Take-Private Alternatives – Considerations

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REDACTED FOR PRIVILEGE

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This presentation has been prepared by UBS Securities LLC (“UBS”) for the exclusive use of the party to whom UBS delivers this presentation (together with its subsidiaries and affiliates, the “Client”) using information provided by the Client and other publicly available information. UBS has not independently verified the information contained herein, nor does UBS make any representation or warranty, either express or implied, as to the accuracy, completeness or reliability of the information contained in this presentation. Any estimates or projections as to events that may occur in the future (including projections of revenue, expense, net income and stock performance) are based upon the best judgment of UBS from the information provided by the Client and other publicly available information as of the date of this presentation. There is no guarantee that any of these estimates or projections will be achieved. Actual results will vary from the projections and such variations may be material. Nothing contained herein is, or shall be relied upon as, a promise or representation as to the past or future. UBS expressly disclaims any and all liability relating or resulting from the use of this presentation.

This presentation has been prepared solely for informational purposes and is not to be construed as a solicitation or an offer to buy or sell any securities or related financial instruments. The Client should not construe the contents of this presentation as legal, tax, accounting or investment advice or a recommendation. The Client should consult its own counsel, tax and financial advisors as to legal and related matters concerning any transaction described herein. This presentation does not purport to be all-inclusive or to contain all of the information that the Client may require. No investment, divestment or other financial decisions or actions should be based solely on the information in this presentation.

This presentation has been prepared on a confidential basis solely for the use and benefit of the Client; provided that the Client and any of its employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to the Client relating to such tax treatment and tax structure. Distribution of this presentation to any person other than the Client and those persons retained to advise the Client, who agree to maintain the confidentiality of this material and be bound by the limitations outlined herein, is unauthorized. This material must not be copied, reproduced, distributed or passed to others at any time wit hout the prior written consent of UBS.

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Contact Information

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UBS Securities LLC

299 Park Avenue New York NY 10171 Tel. +1-212-821 3000

www.ubs.com

UBS Investment Bank is a business division of UBS AG UBS Securities LLC is a subsidiary of UBS AG

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